UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2013

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-35256	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 29, 2013, the Board of Directors (the “Board”), and the Compensation Committee of the Board (the “Committee”), of DSP Group, Inc. (the “Company”) approved an increase of the annual base salary of Ofer Elyakim, the Chief Executive Officer of the Company, by U.S.$40,000 from U.S.$260,000 to U.S.$300,000, and an increase of the annual base salary of Dror Levy, the Chief Financial Officer of the Company, by NIS 80,000 from NIS 720,000 to NIS 800,000. No other changes were made to the compensation terms or employment agreements of Messrs. Elyakim and Levy.

Also on January 29, 2013, the Board and the Committee approved a grant of restricted stock units under the Company’s 2012 Equity Incentive Plan to the following individuals: (a) 66,000 restricted stock units to Mr. Elyakim, (b) 25,000 restricted stock units to Mr. Levy, and (c) 20,000 restricted stock units to David Dahan, the Chief Operating Officer of the Company. Each of the grants vest over a four year period from the date of the grant with 25% of the restricted stock units granted vesting on the first anniversary of the date of grant and 6.25% vesting each quarter thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: February 1, 2013	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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